Exhibit 99.1

Microsoft Reports Record Third-Quarter Revenue

Quarter marks the worldwide launch of Windows Server 2008, SQL Server 2008 and Visual Studio 2008.

REDMOND, Wash. — April 24, 2008 — Microsoft Corp. today announced third-quarter revenue, operating income and diluted earnings per share of $14.45 billion, $4.41 billion and $0.47, respectively. Operating income and earnings per share results included a charge of $1.42 billion, or $0.15 per share, for the European Commission fine. Income taxes were reduced by $0.15 per share for the resolution of a tax audit.

“Our third-quarter results demonstrate the benefit of our diversified business model,” said Chris Liddell, chief financial officer of Microsoft. “Our broad span across geographies, product categories and customer segments is a tremendous asset and supports our outlook for double-digit revenue, operating income and earnings per share growth for this fiscal year and also for fiscal year 2009.”

Entertainment and Devices revenue for the quarter grew 68% over the comparable period last year driven by robust demand for Xbox 360 consoles. Cumulative console sales surpassed 19 million during the quarter, up 74% from a year ago. Server and Tools revenue growth of 18% added to its string of consecutive double-digit revenue growth quarters, which now stands at 23.

“The breadth of our product offerings and our ability to provide solutions across a range of customer and partner needs paid off again this quarter. The third quarter also kicked off the largest enterprise platform launch in our company history, which highlights Windows Server 2008, SQL Server 2008 and Visual Studio 2008,” said Kevin Turner, chief operating officer of Microsoft. “These new products strengthen our ability to help business customers and partners save money, optimize their people, processes and technology, and position IT as a strategic asset for their businesses.”

Business Outlook

Microsoft management offers the following guidance for the quarter ending June 30, 2008:

•	Revenue is expected to be in the range of $15.5 billion to $15.8 billion.

•	Operating income is expected to be in the range of $5.8 billion to $6.2 billion.

•	Diluted earnings per share are expected to be in the range of $0.45 to $0.48.

Management offers the following preliminary guidance for the full fiscal year ending June 30, 2009:

•	Revenue is expected to be in the range of $66.9 billion to $68.0 billion.

•	Operating income is expected to be in the range of $26.7 billion to $27.4 billion.

•	Diluted earnings per share are expected to be in the range of $2.13 to $2.19.

Additional details on fiscal year 2009 guidance will be provided in the fourth-quarter earnings announcement and during the company’s Financial Analyst Meeting on July 24.

Webcast Details

Microsoft will hold an audio webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today with Chris Liddell, senior vice president and chief financial officer, Frank Brod, corporate vice president and chief accounting officer, and Colleen Healy, general manager of Investor Relations, to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on April 24, 2009.

Adjusted Financial Results – Reconciliation of Non-GAAP Measures

The financial results for the third quarter of fiscal year 2007 contained the recognition of $1.67 billion of revenue and operating income that had been deferred from the first half of the year related primarily to technology guarantee programs. Operating income also included $154 million of legal charges. Diluted earnings per share included $0.12 per share associated with the technology guarantee program, $0.01 for legal charges and $0.02 for tax benefits.

	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007			Year-over-Year Growth
($ in millions, except per share amounts)	Revenue	Operating income	Diluted earnings per share	Revenue	Operating income	Diluted earnings per share	Revenue	Operating income	Diluted earnings per share
As reported	$14,454	$4,409	$0.47	$14,398	$6,589	$0.50	0%	-33%	-6%
Technology guarantee & pre-shipment deferrals				($1,669)	($1,669)	($0.12)
Certain legal charges		$1,417	$0.15		$154	$0.01
Tax benefits			($0.15)			($0.02)
As adjusted	$14,454	$5,826	$0.47	$12,729	$5,074	$0.37	14%	15%	27%

This information has been provided to aid readers of the financial statements in further understanding the company’s financial performance. The impact of certain items and events on the financial results may not be indicative of trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. The non-GAAP financial measures provided above should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not produce offsetting increases in revenue;

•	changes in general economic conditions that affect demand for computer hardware or software;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s consumer hardware products may experience quality or supply problems;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geo-political conditions, natural disaster, cyber-attack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation;

•	sales channel disruption such as the bankruptcy of a major distributor; and

•	Microsoft’s ability to implement operating cost structures that align with revenue growth.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of April 24, 2008. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, financial analysts and investors only:

Colleen Healy, general manager, Investor Relations, (425) 706-3703

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenue	$14,454	$14,398	$44,583	$37,751
Operating expenses:
Cost of revenue	2,514	2,140	8,732	7,456
Research and development	2,035	1,750	5,757	5,173
Sales and marketing	3,155	2,936	9,161	8,126
General and administrative	2,341	983	4,125	2,461

Total operating expenses	10,045	7,809	27,775	23,216

Operating income	4,409	6,589	16,808	14,535
Investment income and other	401	382	1,038	1,282

Income before income taxes	4,810	6,971	17,846	15,817
Provision for income taxes	422	2,045	4,462	4,787

Net income	$4,388	$4,926	$13,384	$11,030

Earnings per share:
Basic	$0.47	$0.51	$1.43	$1.12

Diluted	$0.47	$0.50	$1.41	$1.11

Weighted average shares outstanding:
Basic	9,307	9,725	9,349	9,821

Diluted	9,428	9,862	9,492	9,955

Cash dividends declared per common share	$0.11	$0.10	$0.33	$0.30

Microsoft Corporation

Balance Sheets

(In millions)

	March 31, 2008	June 30, 2007 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,820	$6,111
Short-term investments (including securities pledged as collateral of $2,318 and $2,356)	14,521	17,300

Total cash, cash equivalents, and short-term investments	26,341	23,411
Accounts receivable, net of allowance for doubtful accounts of $147 and $117	9,871	11,338
Inventories	774	1,127
Deferred income taxes	1,721	1,899
Other	2,782	2,393

Total current assets	41,489	40,168
Property and equipment, net	5,516	4,350
Equity and other investments	8,659	10,117
Goodwill	10,346	4,760
Intangible assets, net	1,639	878
Deferred income taxes	1,367	1,389
Other long-term assets	1,731	1,509

Total assets	$70,747	$63,171

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,600	$3,247
Accrued compensation	2,427	2,325
Income taxes	3,765	1,040
Short-term unearned revenue	10,385	10,779
Securities lending payable	2,476	2,741
Other	4,375	3,622

Total current liabilities	27,028	23,754
Long-term unearned revenue	1,754	1,867
Other long-term liabilities	4,411	6,453
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 9,310 and 9,380	63,375	60,557
Retained deficit, including accumulated other comprehensive income of $1,355 and $1,654	(25,821)	(29,460)

Total stockholders’ equity	37,554	31,097

Total liabilities and stockholders’ equity	$70,747	$63,171

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Operations
Net income	$4,388	$4,926	$13,384	$11,030
Depreciation, amortization, and other noncash items	532	445	1,448	1,059
Stock-based compensation expense	373	321	1,066	1,214
Net recognized gains on investments	(179)	(61)	(500)	(296)
Excess tax benefits from stock-based payment arrangements	(9)	(7)	(111)	(55)
Deferred income taxes	103	981	783	630
Unearned revenue	5,228	4,551	15,044	13,797
Recognition of unearned revenue	(5,368)	(6,121)	(15,701)	(14,436)
Accounts receivable	1,857	1,455	2,077	1,011
Other current assets	(69)	7	141	(350)
Other long-term assets	(1)	(32)	(67)	(431)
Other current liabilities	1,389	772	525	(424)
Other long-term liabilities	(1,162)	54	(562)	645

Net cash from operations	7,082	7,291	17,527	13,394
Financing
Common stock issued	268	784	3,249	5,618
Common stock repurchased	(1,240)	(6,878)	(8,227)	(20,358)
Common stock cash dividends	(1,023)	(976)	(2,995)	(2,853)
Excess tax benefits from stock-based payment arrangements	9	7	111	55
Other	—	—	—	(23)

Net cash used in financing	(1,986)	(7,063)	(7,862)	(17,561)
Investing
Additions to property and equipment	(759)	(461)	(1,964)	(1,444)
Acquisition of companies, net of cash acquired	(138)	(41)	(5,967)	(502)
Purchases of investments	(3,481)	(7,257)	(15,795)	(29,214)
Maturities of investments	462	1,688	1,262	3,847
Sales of investments	2,829	6,264	18,645	32,413
Securities lending payable	309	318	(265)	(86)

Net cash from/(used in) investing	(778)	511	(4,084)	5,014
Effect of exchange rates on cash and cash equivalents	42	13	128	50

Net change in cash and cash equivalents	4,360	752	5,709	897
Cash and cash equivalents, beginning of period	7,460	6,859	6,111	6,714

Cash and cash equivalents, end of period	$11,820	$7,611	$11,820	$7,611

Microsoft Corporation

Segment Revenue and Operating Income/(Loss)

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenue
Client	$4,025	$5,274	$12,498	$11,167
Server and Tools	3,255	2,748	9,433	8,087
Online Services Business	843	603	2,377	1,764
Microsoft Business Division	4,745	4,827	13,668	11,768
Entertainment and Devices Division	1,576	936	6,565	4,916
Unallocated and other	10	10	42	49

Consolidated	$14,454	$14,398	$44,583	$37,751

Operating Income/(Loss)
Client	$3,097	$4,204	$9,824	$8,689
Server and Tools	1,092	911	3,220	2,656
Online Services Business	(228)	(171)	(745)	(407)
Microsoft Business Division	3,138	3,399	9,017	7,794
Entertainment and Devices Division	89	(324)	614	(746)
Corporate-level activity	(2,779)	(1,430)	(5,122)	(3,451)

Consolidated	$4,409	$6,589	$16,808	$14,535